COVENANT NOT TO COMPETE AGREEMENT

THIS COVENANT NOT TO COMPETE AGREEMENT (“Agreement”) is made and entered into as of 12:01 a.m. on the 30th day of June 2006 by and between SITESTAR CORPORATION (the “Company”), and FIRST USA, INC. (“Seller”).

R E C I T A L S

A. Pursuant to the Definitive Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”), by and among the Company and Seller, Seller has agreed to sell to the Company certain Assets (as defined in the Asset Purchase Agreement) in exchange for cash and other consideration, all as more fully set forth in the Asset Purchase Agreement.

B. The execution and delivery of this Agreement is a condition precedent to the obligation of the Company to consummate the transactions contemplated by the Asset Purchase Agreement, and Seller acknowledges that the Company is relying on the obligations of Seller under this Agreement in completing the acquisition of the Assets.

C. Seller recognizes that the consummation of the transactions contemplated by the Asset Purchase Agreement will inure to its benefit and, therefore, is willing to enter into this Agreement to induce the Company to consummate the transactions contemplated by the Asset Purchase Agreement.

A G R E E M E N T

In consideration of the mutual covenants and agreements herein contained, and for such other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth:

1.1. “Business” shall mean the provision of dial-up Internet access.

1.2. “Compete with the Company” shall mean the i) direct or indirect solicitation of any Dial Up Customers that were sold or transferred to Buyer pursuant to the Asset Purchase Agreement for the purpose of selling said Dial Up Customers internet service; or ii) the provision of dial up internet service to retail or wholesale customers.

1.3. “Confidential Information” shall mean any and all material, data, contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the Business.

1.4. “Restrictive Period” shall mean the period of time from the date of the closing (the “Closing”) of the transactions contemplated under the Asset Purchase Agreement until the third anniversary of the date of the Closing, provided, however, that in the event of a breach by Seller of any covenant set forth in Sections 2.1 and 2.2, the Restrictive Period shall be extended by the period of the duration of such breach.

1.5. “Restricted Area” shall include the entire United States of America and Canada.

1.6. All other capitalized terms not defined herein shall have the meaning set forth in the Asset Purchase Agreement.

ARTICLE II

SELLER’S COVENANTS; SEVERABILITY; REMEDIES

2.1.  Covenant Not to Compete. Seller agrees that during the Restrictive Period it will not compete with the Company within the Restricted Area.

2.2. Additional Restricted Conduct. Seller further agrees that during the Restrictive Period it will not:

i) directly or indirectly, solicit, raid, entice or induce any employee of the Company or any of its subsidiaries or affiliates to be employed by any person, firm or corporation that, directly or indirectly, competes with the Company,

ii) directly or indirectly, approach any such employee for these purposes;

iii) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action;

iv) directly or indirectly, solicit, raid, entice or induce any person, firm or corporation who or which on the date hereof, is, or at any time during the Restrictive Period, a customer of or supplier to the Business of the Company to cease doing business with the Company, or in any way interfere with the relationship between (a) any customer of or supplier to the Company and (b) the Company. Notwithstanding the foregoing, Seller may solicit, deal with and otherwise transact business with any such customer or supplier provided it is not for the purpose of Competing with the Company;

v) disclose any Confidential Information to any third party or use said Confidential Information on its own behalf.

vi) Enter into any other wholesale agreement with another company, or individual to provide them with retail or wholesale dial-up network access.

2.3. Consideration. The Company is entering into the Asset Purchase Agreement and acquiring Seller’s interests in the Company, concurrently with execution of this Agreement, for and in consideration, in part, of the covenants of Seller set forth in Sections 2.1 and 2.2 above.

2.4. Acknowledgements. Seller acknowledges that the scope and time limits set forth in Section 2.1 above are reasonable and properly required to protect adequately legitimate business interests of the Company and the Company. Seller further acknowledges that (i) prior to the Closing Date, Seller was engaged in the Business; (ii) the value of the Company would be materially diminished if Seller were to compete with the Company; and (iii) the Company would not enter into the Asset Purchase Agreement absent the Seller’s agreement to be bound by the terms of this Agreement. Seller further acknowledges that enforcement of these provisions is not contrary to the public health, safety, policy or welfare.

2.5. Severable Promises. The parties hereto intend that the promises set forth in Sections 2.1, 2.2 and 2.3 hereof shall be construed as a series of separate promises, each promise for each jurisdiction to which this Agreement may be enforced from time to time. Except for the geographic coverage for each such jurisdiction, each such separate promise shall be deemed identical in terms. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any court or arbitrator determines that any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable in respect of scope, duration or geographic area, such court or arbitrator shall be empowered and directed by the parties pursuant to this Section 2.5 to substitute provisions similar to those contained in this Agreement so as to provide the parties, to the fullest extent permitted by applicable law, the benefits intended by this Agreement.

2.6. Remedies for Breach. Both parties recognize and agree that any breach of the covenants and obligations undertaken by Seller pursuant to this Agreement at any time would result in irreparable damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enforce the specific performance of the terms and conditions of this Agreement by Seller or to enjoin Seller from performing services for any such other person, firm or corporation, and to obtain damages for such breach of this Agreement.

ARTICLE III

EXCEPTION TO APPLICABILITY

Notwithstanding anything herein to the contrary, nothing in this Agreement shall restrict Seller from soliciting customers for or supporting current customers of Digital Subscriber Line (DSL) Internet connectivity or web hosting services.

ARTICLE IV

MISCELLANEOUS

4.1. Entire Agreement; Amendment. This Agreement supersedes all other agreements, oral or written, previously made with respect to the subject hereof and contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

4.2. Severability. If any provision hereof should be found to be prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction, other provisions shall be substituted so as to provide the parties, to the fullest extent permitted by applicable law, the benefits intended by this Agreement. Moreover, such a finding shall not affect any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

4.3. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

4.4. Assignment. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, to any affiliate, successor or subsidiary of the Company. Seller agrees that this Agreement is personal to it and its rights and interests hereunder may not be assigned, nor may its obligations and duties hereunder be delegated; provided, however, that this Agreement shall be binding on each of the Seller’s parents, subsidiaries, sister entities, or other affiliate and shall be binding on any successor in interest of such entities.

4.5. Cumulative Remedies; No Waiver. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver or, or an election to exercise, any other such right or remedy. No waiver of any term or condition of this Agreement shall be construed as a waiver of any other term or condition, nor shall any waiver of any default hereunder be construed as a waiver of any other default hereunder.

4.6. Notices. All notices and communications pursuant to this Agreement shall be in writing and shall be deemed properly given and effective when received if (a) personally delivered, (b) sent by a national delivery service providing evidence of delivery, or (b) sent by facsimile, to the following:

If to Seller, to:

FIRST USA, INC.
Attn: Edgar D. Taylor, President and CEO
59500 Bannock Road
St. Clairsville, Ohio 43950

If to Company, to:

SITESTAR CORPORATION
7109 Timberlake Road, #201
Lynchburg, VA 24502

or to such other address as a party provides (in accordance herewith) to the other parties hereto from time to time.

4.7. Representation by Counsel; Interpretation. The Company and Seller each acknowledge that each party to this Agreement has had the opportunity to consult with counsel in connection with this Agreement and the transactions and relationships contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Company and Seller.

IN WITNESS WHEREOF, Seller and the Company have executed this Covenant Not to Compete Agreement as of the date first above written.

IDACORP, INC.	SITESTAR CORPORATION

By: Edgar D. Taylor	By: Frank R. Erhartic, Jr.
Title: President & CEO	Title: President & CEO